Exhibit 99.4

CONSENT OF PERSON TO BECOME DIRECTOR

OF

THUNDER BRIDGE II SURVIVING PUBCO, INC.

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-4 of Thunder Bridge II Surviving Pubco, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of Thunder Bridge II Surviving Pubco, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Peter Kight
Name: Peter Kight